UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37584 (Commission File Number)	26-0344657 (I.R.S. Employer Identification No.)

	CPI Card Group Inc. 10368 W Centennial Road, Littleton, CO (Address of principal executive offices)	80127 (Zip Code)

(720) 681-6304

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2021, CPI Card Group Inc. (the “Company”) held its 2021 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved, among other things, (i) an amendment and restatement of the CPI Card Group Inc. Omnibus Incentive Plan (the “Omnibus Plan”) to increase the total number of shares of the Company’s common stock reserved and available for issuance thereunder by an additional one million shares of common stock and to make other administrative changes (the “Amended and Restated Omnibus Plan”) and (ii) an amendment to the Omnibus Plan to increase the maximum number of shares of the Company’s common stock issuable to “Insiders” (as defined in the Omnibus Plan) thereunder from 10% to 15% of the number of then issued and outstanding shares of the Company’s common stock (the “Amendment”).

Descriptions of the material terms of the Amended and Restated Omnibus Plan and the Amendment are included in the Company’s definitive proxy statement (the “Proxy Statement”) for the Annual Meeting filed with the Securities and Exchange Commission on April 13, 2021 under the headings “Proposal No. 5 – Approval of an Amendment and Restatement of the CPI Card Group Inc. Omnibus Incentive Plan to Increase the Available Shares and Make Other Administrative Changes” and “Proposal No. 6 – Approval of an Amendment to the CPI Card Group Inc. Omnibus Incentive Plan to Increase the Annual Limit Applicable to Insiders” and are incorporated herein by reference. A copy of the Amended and Restated Omnibus Plan (as further amended by the Amendment) is filed as Exhibit 10.1 to this Current Report on Form 8-K and is also incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 27, 2021. At the Annual Meeting, the Company’s stockholders considered six proposals, which are summarized below and described in detail in the Proxy Statement. The following are the voting results on each matter submitted to the Company’s stockholders at the Annual Meeting.

Proposal No. 1 – Election of Directors

The Company’s stockholders elected the following individuals to the Board for a one-year term expiring at the Company’s annual meeting of stockholders in 2022:

Nominee	For	Against	Abstentions	Broker Non-Votes
Thomas Furey	8,091,703	39,908	66,252	1,309,229
Robert Pearce	7,870,854	260,757	66,252	1,309,229
Nicholas Peters	7,854,839	276,772	66,252	1,309,229
Scott Scheirman	8,070,356	61,255	66,252	1,309,229
Bradley Seaman	7,834,989	296,622	66,252	1,309,229
Marc Sheinbaum	8,055,808	75,803	66,252	1,309,229
Valerie Soranno Keating	8,055,966	75,687	66,210	1,309,229

Proposal No. 2 – Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 by the following votes:

For	Against	Abstentions
9,383,963	57,738	65,391

Proposal No. 3 – Stockholder Advisory Vote to Approve Named Executive Officer Compensation

The Company’s stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”), as described in the Proxy Statement, by the following votes:

For	Against	Abstentions	Broker Non-Votes
7,843,808	261,366	92,689	1,309,229

Proposal No. 4 – Stockholder Advisory Vote to Approve the Frequency of the Stockholder Vote on Named Executive Officer Compensation

The Company’s stockholders voted to approve, on an advisory basis, the frequency of holding an advisory vote on the compensation of the Company’s named executive officers (the “Say-on-Frequency Vote”) by the following votes:

3 Years	2 Years	1 Year	Abstentions
6,752	349	8,183,668	7,094

Proposal No. 5 – Approval of an Amendment and Restatement of the CPI Card Group Inc. Omnibus Incentive Plan to Increase the Available Shares and Make Other Administrative Changes

The Company’s stockholders voted to approve an amendment and restatement of the Omnibus Plan, as described in the Proxy Statement, to increase the total number of shares of the Company’s common stock reserved and available for issuance thereunder and make other administrative changes by the following votes:

For	Against	Abstentions	Broker Non-Votes
7,891,267	233,413	73,183	1,309,229

Proposal No. 6 – Approval of an Amendment to the CPI Card Group Inc. Omnibus Incentive Plan to Increase the Annual Limit Applicable to Insiders

The Company’s “disinterested” (as defined in the Proxy Statement) stockholders voted to approve an amendment to the Omnibus Plan to increase the maximum number of shares of the Company’s common stock issuable to “Insiders” thereunder from 10% to 15% of the number of then issued and outstanding shares of the Company’s common stock by the following votes:

For	Against	Abstentions	Broker Non-Votes
1,268,602	325,514	8,481	N/A

After taking into consideration the results of the Say-On-Frequency Vote at the Annual Meeting, the Board has determined to include Say-On-Pay Votes in the Company’s proxy materials every year until the next required Say-On-Frequency Vote by the stockholders.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Exhibit Description
10.1	Amended and Restated CPI Card Group Inc. Omnibus Incentive Plan (as amended and restated effective May 27, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CARD GROUP INC.

Dated: May 28, 2021	By:	/s/ Sarah J. Kilgore
	Name:	Sarah J. Kilgore
	Title:	Chief Legal and Compliance Officer